Exhibit 3.2




                     FORM OF AMENDMENT TO THE BYLAWS OF
                      CITIZENS COMMUNICATIONS COMPANY

                          Adopted on March 6, 2002

Paragraph 4 of Bylaw 4 is deleted in its entirety and replaced with the following:

                  "Special meetings of the stockholders may be called by the Chief Executive Officer and shall be called on the request in writing or by vote of a majority of the Board of Directors or on request in writing of stockholders of record owning fifty percent (50%) in amount of the capital stock of the corporation outstanding and entitled to vote. Any such request by stockholders shall set forth a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting.

                  The record date for determining the stockholders of record entitled to vote at a special meeting called on the written request of stockholders shall be fixed by resolution of the Board of Directors. Written notice of such record date shall be sent promptly to stockholders and the meeting shall be held on such date as shall be determined by the Board of Directors which shall be not less than sixty (60) nor more than one hundred and twenty
         (120) days after the date on which a proper demand for a stockholders meeting has been made by stockholders.

                  The Board of Directors or the Chairman of the Board of Directors may determine rules and procedures for the conduct of the special meeting.

                  No business may be transacted at a special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the special meeting by any stockholder of the corporation who complies with the procedures set forth in this Bylaw."


The last three paragraphs of Bylaw 4 are deleted in their entirety and replaced with the following:

                  "No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice of the annual meeting provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Bylaw.

                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

                  To be timely, a stockholder's notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary of the corporation must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder.

                  No business shall be conducted at any annual meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Bylaw; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Bylaw shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  In addition, notwithstanding anything in this Bylaw to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Bylaw 5 for such nominations to be properly brought before such meeting."


The last three paragraphs of Bylaw 5 are deleted in their entirety and replaced with the following:

                  "Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors or the Nominating Committee, or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and
         (ii) who complies with the notice procedures set forth in this Bylaw.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, and
         (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded."

A new paragraph is added after the 8th paragraph of Bylaw 5:

                  "The Board of Directors shall have an Audit Committee. The Audit Committee shall consist of not less than three Directors, to be appointed and to serve at the pleasure of the Board. Except as otherwise provided by such rules, each member of the Audit Committee shall be qualified to serve thereon in accordance with the applicable rules of the New York Stock Exchange. The Audit Committee shall have such powers, duties and authority as shall be determined by resolution of the Board of Directors from time to time, including as set forth in the charter of the Audit Committee adopted by the Board of Directors in accordance with the rules of the New York Stock Exchange."

The second sentence of the first paragraph of Bylaw 7 is deleted in its entirety and replaced with the following:

                  "Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings of the Board of Directors may be held at any time upon the call of two (2) Directors or of the Chief Executive Officer by oral, telegraphic, written, electronic mail or other electronic notice duly sent or mailed to each Director not less than twenty-four (24) hours before such meeting."


Bylaw 17 is deleted in its entirety and replaced with the following:

                  "17. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date for any meeting of stockholders or for payment of any dividend or for the allotment of rights or when any change or conversion or exchange of capital stock shall go into effect. In lieu of so closing the books, the Board of Directors may fix in advance a date, not exceeding sixty
         (60) days preceding the abovementioned dates, as a record date for the determination of the stockholders entitled to notice of or to vote at any such meeting, any adjournment thereof, or entitled to dividends or other rights hereinbefore mentioned.

                  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors (or such later date as the stockholder may request). Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the corporation at its principal executive offices. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action."


Bylaw 22 is deleted in its entirety and replaced with the following:

                  "22. Notice required to be given under the provisions of these Bylaws to any Director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed or unsealed wrapper, addressed to such stockholder, officer or Director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed; provided, however, that any notice to Directors may also be made by oral, telegraphic, electronic mail or other electronic transmission, and such notice shall be deemed to be given at the time when the same shall be sent or given. In computing the number of days notice required for any meeting, the day on which the notice shall be deposited in the mail or sent by telegraph shall be excluded; provided, however, that in computing the number of hours required for any oral, telegraphic, electronic mail or other electronic notice to Directors of a special meeting of Directors, the time of delivery of such notice shall be the time of sending or giving such notice."

A new paragraph is added as Paragraph (g) to Bylaw 24:

                  "Paragraph (g). Certain Limitations. The corporation shall indemnify any indemnitee as provided in By-laws 24 and 24A in connection with a Proceeding initiated by such indemnitee only if such Proceeding was authorized by the Board of Directors of the corporation; provided, however, that the corporation shall further indemnify an indemnitee in connection with a Proceeding to enforce such indemnitee's rights under By-laws 24 and 24A."